UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018

HEMISPHERE MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

4000 Ponce de Leon Boulevard
Suite 650
Coral Gables, FL 33146
           (Address of principal executive offices) (Zip Code)

(305) 421-6364 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2018, Vincent L. Sadusky, a Class III director, notified Hemisphere Media Group, Inc. (the “Company”) that he was resigning from his position as a director of the Company effective May 30, 2018 following his acceptance of a new position as the Chief Executive Officer of Univision Communications Inc.  Mr. Sadusky’s decision to leave the board of directors of the Company (“Board”) is due to his new position and not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company intends to fill the Board vacancy resulting from Mr. Sadusky’s resignation; however, no timetable has been announced for the appointment of a new Board member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEMISPHERE MEDIA GROUP, INC.

Date: May 31, 2018	By:	/s/ Alex J. Tolston
Name: Alex J. Tolston
Executive Vice President, General Counsel and Corporate Secretary